EXHIBIT 21

CATALINA MARKETING CORPORATION
SUBSIDIARIES OF REGISTRANT

Catalina Marketing International, Inc., a Delaware corporation

Catalina Marketing Manufacturer Services, Inc. (f/k/a Catalina Marketing Sales Corporation), a Delaware corporation

Catalina Marketing Retail Sales Corporation, a Delaware corporation

Catalina Electronic Clearing Services, Inc., a Delaware corporation

Catalina Health Resource, Inc. (f/k/a Health Resource Publishing Company), a Delaware corporation

Supermarkets Online Holdings, Inc., a Delaware corporation

Supermarkets Online, Inc., a Delaware corporation

Catalina Marketing Worldwide, Inc., a Delaware corporation

Catalina Marketing of France, Inc., a Delaware corporation

Catalina Marketing France, S.A.S., a French corporation

Catalina Marketing of Mexico, Inc., a Delaware corporation

Catalina Marketing U.K., Inc., a Delaware corporation

Catalina Marketing U.K., LTD., a United Kingdom corporation

Catalina Marketing Italia s.r.l., an Italian corporation

Savings4Me LTD., a United Kingdom corporation

Catalina Marketing of Iberia, Inc., a Delaware corporation

Catalina Marketing of Belgium, Inc., a Delaware corporation

Catalina Marketing Belgium SCA, a Belgian limited partnership

Catalina-Pacific Media, LLC, a Delaware limited liability corporation

Pacific Media KK, a Japanese corporation

CMJ Investments, LLC, a Delaware limited liability corporation

Catalina Marketing Japan KK, a Japanese corporation

Catalina Marketing Research Solutions, Inc. (f/k/a Alliance Research, Inc.), a Delaware corporation

Compuscan Marketing, Inc., a Pennsylvania corporation

Compuscan Technologies, Inc., a Delaware corporation

Catalina Marketing Loyalty Holdings, Inc., a Delaware corporation

Dynamic Controls, Inc., a Delaware corporation

Catalina Marketing Direct Marketing Services, Inc. (f/k/a Market Logic, Inc.), a California corporation

Newco II, Inc., a Delaware corporation

Healthcare Data Corporation, a Delaware corporation

Market Intelligence, Inc., an Illinois corporation

Newco III, Inc., a Delaware corporation

Catalina Marketing Deutschland GmbH, a German corporation